UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2006

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2006, Accuride Corporation (“Accuride” or the “Company”) entered into indemnification agreements with its recently appointed directors, Donald T. Johnson, Jr. and Craig H. Muhlhauser. A copy of the form of indemnification agreement was previously filed as an exhibit to the Company’s registration statement filed in connection with the Company’s initial public offering of common stock and is filed herewith as Exhibit 10.1.

On May 19, 2006, the Company’s board of directors (the “Board”) adopted the Accuride Corporation Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”), a copy of which is attached hereto as Exhibit 10.2. The Deferred Compensation Plan allows Accuride’s directors to defer receipt of all or a portion of retainer, meeting and committee membership and chairmanship fees until either a set elected payment date or the directors termination of Board service. Amounts deferred will be credited either to an Accuride stock equivalent account or to an interest-bearing cash account. Once credited, amounts cannot be switched between the two accounts. The number of Accuride stock equivalents credited to the stock equivalent account are determined based on the trading price of Accuride’s stock on the date the compensation otherwise would have been paid to the director. Cash account balances earn quarterly interest payments at the rate of 4% per annum. Deferred compensation, plus earnings, will be paid no later than the January 1 following the date that the director ceases to be a director. However, directors may elect to receive payment while they remain a director on a specific January 1, at least three but no more than ten calendar years following the date of deferral. Distributions are paid in either a lump sum or in annual installments (between two and ten years) as elected at the time of deferral. Regardless of the election regarding the form or commencement date for payment, directors will automatically receive a lump sum payment within 30 days after a change in control. Distributions will be made in cash. Accuride stock equivalencies will be converted to cash based on the trading price of Accuride stock on the earlier of the distribution date or the director’s separation from service. The Deferred Compensation Plan is effective as of the date of adoption.

Item 8.01       OTHER EVENTS

The Company held its annual meeting of stockholders on May 19, 2006 in Evansville, Indiana. At the meeting, the Company’s stockholders elected each of the director nominees listed in the Company’s proxy statement and ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006. The following table sets forth the votes for each director:

	FOR	WITHHELD

Mark D. Dalton	26,193,549	6,218,003

Frederick M. Goltz	25,158,419	7,253,133

James H. Greene, Jr.	25,158,419	7,253,133

Donald T. Johnson, Jr.	32,031,148	380,404

Terrence J. Keating	29,315,572	3,095,980

Craig H. Muhlhauser	32,071,566	339,986

Charles E. Rentschler	32,031,348	380,204

Donald C. Roof	32,031,170	380,382

With respect to the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006, 31,881,827 shares voted in favor of the proposal, 528,525 shares voted against the proposal and 1,200 shares abstained.

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

10.1         Form of Indemnification Agreement (previously filed as Exhibit 10.36 to Form S-1 filed on April 21, 2005 and incorporated herein by reference).

10.2         Accuride Corporation Directors’ Deferred Compensation Plan, dated May 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	May 23, 2006	/s/ John R. Murphy
John R. Murphy
President and Chief Financial Officer